Exhibit 99.1



CORRECTING and REPLACING Poster Financial Group and the Golden Nugget Group Report Second Quarter 2004 Results

CORRECTION by...Poster Financial Group, Inc.

LAS VEGAS--(BUSINESS WIRE)--Aug. 10, 2004--In the table Consolidated Results of Operations for the Quarter Ended June 30, 2004, the first four numbers under the column Three Months Ended June 30, 2004, should read: $45,009, 12,439, 13,723 and 3,100 (sted $46,917, 12,198, 12,124 and 3,032)

The corrected release reads:




              Poster Financial Group and the Golden Nugget Group
                      Report Second Quarter 2004 Results


Poster Financial Group, Inc. and its subsidiaries, the entities that own and operate the Golden Nugget Las Vegas and Golden Nugget Laughlin (collectively the "Golden Nugget Group"), today reported results for the fiscal quarter ended June 30, 2004.

Second Quarter 2004 Results

Poster Financial Group, Inc. ("Poster Financial Group") reported the following amounts for the quarter ended June 30, 2004. These amounts are compared to the second quarter in 2003 reported on a pro forma basis, reflecting the Acquisition and related financing transactions as if they had occurred at the beginning of 2003.

-- Consolidated revenues of $65.7 million (a 19.0% increase compared to $55.2 million in 2003).

-- Operating income of $4.4 million (a slight decrease compared to $4.5 million in 2003).

-- Net income of $74,000 compared to $262,000 in 2003.

Poster Financial Group reported EBITDA of $8.6 million (a 13.2% increase compared to $7.6 million in 2003). EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity, as an alternative to net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. A description of pro forma adjustments is provided in Table 2, and a reconciliation of net income to EBITDA is provided in Table 3.

The increases in operating income, and EBITDA are largely a result of significant increases in gaming volumes, increased occupancy and higher average daily room rate (ADR). These increases reflect the success of the casino's promotional events, which resulted in strong operating results for the quarter.

Acquisition Highlights

-- Poster Financial Group is a holding company that was incorporated in June 2003 for the purpose of acquiring the Golden Nugget Group from MGM MIRAGE. The acquisition of the Golden Nugget Group (the "Acquisition") was completed on January 23, 2004. The Golden Nugget Group consists of the former MGM MIRAGE subsidiaries that own and operate the Golden Nugget hotel and casino in downtown Las Vegas (and its interest in the Fremont Street Experience) and the Golden Nugget hotel and casino in Laughlin, Nevada. -- On January 23, 2004, Poster Financial Group completed the Acquisition at a total cost of approximately $213.7 million, consisting of a purchase price of $215 million (adjusted to $210.2 million for working capital and other adjustments at the closing date) and approximately $3.5 million in transaction fees.

-- Funds for the Acquisition were raised through an equity contribution from Poster Financial Group's parent, PB Gaming, Inc. ("PB Gaming"), of $50 million, the issuance of $155 million aggregate principal amount of 8 3/4% Senior Secured Notes due 2011 (the "Senior Notes"), and borrowings of approximately $18.9 million under Poster Financial Group's $35 million bank senior credit facility.

-- Poster Financial Group was founded and is managed by Timothy Poster and Thomas Breitling, Poster Financial Group's Chief Executive Officer and President, respectively. Previously, Mr. Poster served as chairman and chief executive Officer of Travelscape.com, Inc., from March 1998 through March 2000. Mr. Breitling previously founded Breitling Ventures, an investment firm and served as the president of Travelscape, Inc. from March 2000 to December 2001. Since January 2003, Mr. Breitling has served as chairman and chief executive officer of Insomnia Entertainment, an independent film company. Messrs. Poster and Breitling co-founded Travelscape.com and sold the company to Expedia in March of 2000.

Golden Nugget Las Vegas Highlights

The Golden Nugget Las Vegas is the leading downtown hotel-casino and the largest by number of guestrooms in downtown Las Vegas, offering 1,805 deluxe guest rooms and 102 suites and penthouses. Winner of the AAA Four-Diamond Award for 27 consecutive years, the Golden Nugget is the most luxurious resort in downtown Las Vegas. A 36,000 square-foot casino space features more than 1,260 of the most popular slot and video poker machines, 58 table games including blackjack, roulette and craps, as well as keno and a complete race and sports book and a poker room. The property is a founding member of the Fremont Street Experience, developed in 1996 to attract and entertain visitors to the area. Amenities of the property include headline entertainment, five world-class restaurants, a complete spa and salon, 12 meeting and banquet rooms accommodating up to 400 people, and a year-round outdoor swimming pool with cabanas. Additional information and online reservations and travel packages are available at www.goldennugget.com.

-- Poker Room Opens: After a 16-year hiatus, high-stakes poker returned to the historic downtown property April 20, 2004, just in time to capitalize on the hundreds of poker players visiting Las Vegas for the Binion's World Series of Poker. The Golden Nugget becomes only the fourth Las Vegas casino to offer high-stakes poker in a non-smoking environment. All forms of poker are available, including the popular No Limit Texas Hold 'Em. The 20-table room is open 24 hours a day, seven days a week.

-- "The Casino" on Fox: THE CASINO, a new unscripted drama created and executive-produced by reality titan Mark Burnett, premiered on Monday, June 14, 2004 on the FOX network, and on CTV in Canada. The 13-episode series provides an extraordinary 24/7, behind-the-scenes look at the real-life dramas unfolding at the Golden Nugget, as new owners, Tim Poster and Tom Breitling, take over the business and share their vision to bring back the glory of its "Rat Pack" heyday. The series has been an unprecedented marketing boon for the Golden Nugget as it brought the property to over 5 million households for one hour of prime time TV each week. The series concludes on August 29, 2004.

-- High Limit Salon Opens: An intimate salon for premium players opened to provide a larger variety of higher limit casino games including high-limit blackjack, full-size and midi-baccarat and European roulette ("single 0"). The salon features custom-made light fixtures, gaming tables and wall coverings, creating a gaming environment that is warm and inviting. Convenient services for players including a plush lounge, private cashier and plasma televisions add to the ambiance of the room.

-- Fremont Street Experience unveils "Viva Vision", the Biggest Big Screen on the Planet: Viva Vision came to life in June 2004 as 12.5 million LED modules transformed Fremont Street into a state-of-the-art theater. The enhanced capabilities of the cutting edge technology dazzles onlookers with over 16 million color combinations, lifelike, super-sized animation (the screen stretches more than five football fields), and the integration of pre-recorded footage and even live video feeds. Viva Vision represents the culmination of a $17 million investment that adds yet another reason for people to come to a revitalized downtown Las Vegas.

-- Headline entertainment announced: The Golden Nugget is back in the main stream with a roster of headline entertainment that is sure to draw more customers to the property. Following on the heels of successful performances at the Golden Nugget by Tony Bennett, Jewel, Aaron Lewis and Barenaked Ladies, the following entertainers are confirmed through January 2005: Bruce Willis and the Accelerators, Kenny Loggins, Tony Bennett, Randy Travis and Regis Philbin. These headliners will perform in addition to the ongoing resident shows - Spirit of the Dance, Downtown Gordie Brown and the Lon Bronson All Star Revue.

-- Las Vegas Woman Wins $11.2 Million at Golden Nugget: A new world record for Wheel of Fortune(R) slot machines was set in May when a local Las Vegas woman won $11.2 million on a Wheel of Fortune(R) dollar machine at the Golden Nugget in downtown Las Vegas. The winner, who asked to remain anonymous, was quoted as saying, "I am the happiest person in the world. This will make a wonderful life. We can do anything now."

Golden Nugget Laughlin Highlights

Golden Nugget Laughlin is an intimate, 300-room resort located on the banks of the Colorado River in Laughlin, Nevada, 90-miles southeast of Las Vegas. The tropical-themed casino features slot and video poker machines, which include progressive-play machines; table games, including blackjack, craps, roulette, and three-card poker; keno; and a complete race and sports book, which is linked to the Golden Nugget Las Vegas for the most up-to-the-minute betting lines. The Golden Nugget's race book offers pari-mutuel betting, providing access to major sporting events from around the world. Additional information is available online: www.gnlaughlin.com.

-- Gaming Table Expansion and Increased Table Limits and Odds: Through creative use of space, the property was able to increase the number of table games in the casino from 13 to 21 (a 62% increase). This, along with the company's decision to increase table limits and odds, has resulted in a substantial increase in table games drop and win compared with the second quarter of 2003.

-- Increased Volumes in Food and Beverage: The newly added Sports Bar at Tarzan's is growing popular among the locals and tourists and is being recognized as one of the best places in Laughlin to view daily sporting events. Moreover, food and beverage sales continue to grow as the property continues to adjust its menus to better cater to guest preferences. Specifically, The Buffet continues to increase customer counts and it substantially contributed to the increase in food and beverage revenues.

-- Creative Database Strategies: Mailing unique and targeted cash redemption offers to qualified members of our database has resulted in a considerable increase in traffic and play throughout the property, yielding better gaming results. This, coupled with the increased attendance and popularity of citywide events, such as the Laughlin River Run, has greatly contributed to the company's results in the second quarter.

-- Residential Growth of Laughlin / Colorado River Valley: The Golden Nugget is benefiting from the strong growth in the residential housing market in the Colorado River valley. New home construction is growing dynamically, and this residential growth is helping develop new customers for the Golden Nugget.

Conference Call Information

We will host a conference call to discuss our second quarter financial results on Tuesday, August 10, 2004 beginning at 11 a.m. Eastern Standard Time. Interested participants may access the call by dialing into our conference operator at (800) 901-5213, Passcode 18883853. A replay of the call will be available beginning one hour after completion of the call and until Tuesday, August 17, 2004 at 11 p.m. Eastern Standard Time. To access the replay, call
(888) 286-8010, Passcode 95361770. Additional information is available in the "Investors Relations" section of our website at www.goldennugget.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks. Such forward-looking statements include statements as to the our anticipated financial performance; the impact of competition and current economic uncertainty; the sufficiency of funds to satisfy our cash requirements through the remainder of fiscal 2004; and other statements containing words such as "believes," "anticipates," "estimates," "expects," "may," "intends" and words of similar import or statements of management's opinion. These forward-looking statements and assumptions involve known and unknown risks, uncertainties and other factors that may cause our actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause differences in results of operations include, but are not limited to, general economic conditions in the markets in which we operate, competition from other gaming operations, leverage, the inherent uncertainty and costs associated with litigation and governmental and regulatory investigations, licensing and other regulatory risks, and other risks disclosed in our filings with the Securities and Exchange Commission. All forward-looking statements attributable us or persons acting on our behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that may arise after the date of this press release.


TABLE 1


     Consolidated Results of Operations for the Quarter Ended June 30, 2004
                             (dollars in thousands)


                                         Three Months Ended    Six Months Ended
                                            June 30, 2004      June 30, 2004 (a)
                                         -------------------   -----------------
Revenues
      Casino                              $          45,009      $      83,955
      Rooms                                          12,439             22,497
      Food and beverage                              13,723             22,952
      Entertainment, retail and other                 3,100              5,989
                                         -------------------   ----------------

            Gross revenues                           74,271            135,393
            Promotional allowances                   (8,610)           (15,850)
                                         -------------------   ----------------

            Net revenues                             65,661            119,543
Cost and expenses
      Casino                                         26,347             46,722
      Rooms                                           5,285              9,094
      Food and beverage                               9,101             15,368
      Entertainment, retail and other                 2,463              4,815
      Provision for doubtful accounts                   464              1,075
      General and administrative                     13,249             23,828
      Depreciation and amortization                   4,312              7,081
                                         -------------------   ----------------

            Total cost and expenses                  61,221            107,983
                                         -------------------   ----------------

      Operating income                                4,440             11,560


Other income (expense)
      Equity in loss of joint venture                  (173)              (256)
      Interest income                                     13                89
      Interest expense                               (4,206)            (8,157)
                                          ------------------   ----------------

            Total other income (expense)             (4,366)            (8,324)
                                          ------------------   ----------------

            Net income (loss)             $              74      #       3,236
                                          ------------------   ----------------


Notes to Table 1

a) Amounts are on a historical basis and reflect the results of operations for the Golden Nugget Group for the one hundred sixty day period from the Acquisition (January 23, 2004) through June 30, 2004.


TABLE 2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated statements of operations give effect to the Acquisition and related financing transactions as if they had occurred on January 1, 2003. The pro forma financial statements are presented for information purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition and related financing transactions had been completed as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable under the circumstances, including the allocation of the purchase price to the assets acquired and liabilities assumed.

                                              Unaudited Pro Forma Condensed Consolidated
                                                       Statement of Operations

                                              For the Six Months Ended June 30, 2004
                                     ------------------------------------------------------------
                                       Historical         Adjustments              Pro Forma
                                     ----------------   ----------------        -----------------
                                                        (dollars in thousands)
Net Revenues                           $     119,543      $      14,805   (a)      $     134,348

Cost and expenses
    Casino-hotel operations                   77,074              9,423   (a)             86,497
    General and administrative                23,828              2,525   (a)
                                                                 (1,565)  (b)
                                                                     78   (c)
                                                                     33   (d)
                                                                    102   (e)
                                                                    (72)  (f)             24,930
    Management Fee                                                        (a)
                                                                    844   (a)
                                                                   (844)  (c)                  -
    Depreciation and amortization              7,081                472   (g)              7,553
                                     ----------------   ----------------        -----------------
      Total costs and expenses               107,983             10,997                  118,980
                                     ----------------   ----------------        -----------------
Operating income                              11,560              3,808                   15,368

Other income (expense)
    Equity in loss of joint venture             (256)               (26)(a)                 (282)
    Interest income                               89                (52)(h)                   37
    Intercompany interest                                          (206)(a)
                                                                    206 (i)                    -
    Interest expense                          (8,157)               (66)(j)               (8,223)
                                     ----------------   ----------------        -----------------
      Other expense                           (8,324)              (144)                  (8,468)
                                     ----------------   ----------------        -----------------
Income (loss) before income taxes              3,236              3,665                    6,901
Income tax provision                                               (298)(a)
                                                                    298 (k)                    -
                                     ----------------   ----------------        -----------------
Net income (loss)                      $       3,236      $       3,665            $       6,901
                                     ----------------   ----------------        -----------------


                                             Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                          For the Three Months Ended June 30, 2003
                                        ------------------------------------------------------------------------------
                                                     Historical                                         Pro Forma
                                        --------------------------------------                       -----------------
                                            Poster                                                                 Poster
                                           Financial             Golden Nugget                                    Financial
                                          Group, Inc.                Group                 Adjustments           Group, Inc.
                                        ----------------     -------------------     ---------------------     -----------------
                                                                        (dollars in thousands)
Net Revenues                                     $   -                 55,176                      -            $    55,176

Cost and expenses
   Casino-hotel operations                           -                 36,428                      -                 36,428
   General and administrative                        -                 10,554                    325  (l)
                                                                                                 139  (m)
                                                                                                 422  (n)
                                                                                                (425) (o)            11,015
   (Gain) loss on sale of assets                     -                     (8)                     -                     (8)
   Depreciation and amortization                     -                  3,485                   (230) (p)             3,255
   Management fee                                    -                  3,130                 (3,130) (l)                 -
                                        ----------------     -------------------     ---------------------     -----------------
     Total costs and expenses                        -                 53,589                 (2,899)                50,690
                                        ----------------     -------------------     ---------------------     -----------------
Operating income                                     -                  1,587                  2,899                  4,486

Other income (expense)
   Equity in loss of joint venture                   -                   (201)                     -                   (201)
   Interest income                                   -                      9                      -                      9
   Interest expense                                  -                    (14)                (4,019) (q)            (4,033)
   Intercompany interest expense                     -                   (870)                   870  (r)                 -
                                        ----------------     -------------------     ---------------------     -----------------
     Other expense                                   -                 (1,076)                (3,149)                (4,225)
                                        ----------------     -------------------     ---------------------     -----------------
Income (loss) before income taxes                    -                    511                   (249)                   262
Income tax provision                                 -                   (163)                   163  (s)                 -
                                        ----------------     -------------------     ---------------------     -----------------
Net income (loss)                                $   -                   $348                   $(86)                  $262
                                        ----------------     -------------------     ---------------------     -----------------




                                             Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                          For the Six Months Ended June 30, 2003
                                                     Historical                                         Pro Forma
                                        --------------------------------------                       -----------------
                                            Poster                                                                 Poster
                                           Financial             Golden Nugget                                    Financial
                                          Group, Inc.                Group                 Adjustments           Group, Inc.
                                       -----------------     -------------------     ---------------------     -----------------
                                                                        (dollars in thousands)

Net Revenues                                      $  -                116,850                      -            $  116,850

Cost and expenses
    Casino-hotel operations                          -                 74,875                      -                74,875
    General and administrative                       -                 21,361                    650  (l)
                                                                                                 278  (m)
                                                                                                 844  (n)
                                                                                                (878) (o)           22,254
    (Gain) loss on sale of assets                    -                    (40)                     -                   (40)
    Depreciation and amortization                    -                  6,919                   (423) (p)            6,496
    Management fee                                   -                  6,620                 (6,620) (l)                -
                                       ----------- -----     -------------------     ---------------------     -----------------
       Total costs and expenses                      -                109,735                 (6,150)              103,585
                                       ----------- -----     -------------------     ---------------------     -----------------
Operating income                                     -                  7,115                  6,150                13,265

Other income (expense)
    Equity in loss of joint venture                  -                   (386)                     -                  (386)
    Interest income                                  -                     19                      -                    19
    Interest expense                                 -                    (27)                (8,037) (q)           (8,064)
    Intercompany interest expense                    -                 (1,754)                 1,754  (r)                -
                                       -----------------     -------------------     ---------------------     -----------------
       Other expense                                 -                 (2,148)                (6,283)               (8,431)
                                       -----------------     -------------------     ---------------------     -----------------
Income (loss) before income taxes                    -                  4,967                   (134)                4,833
Income tax provision                                 -                 (1,560)                 1,560  (s)                -
                                       -----------------     -------------------     ---------------------     -----------------
Net income (loss)                                 $  -               $  3,407                 $1,426                $4,833
                                       -----------------     -------------------     ---------------------     -----------------

Notes to Table 2 for 2004 Amounts

a) Reflects the addition of actual, historical operating results for the Golden Nugget Group for the period during the six months ended June 30, 2004, prior to acquisition by Poster Financial Group (January 1, 2004 through January 22, 2004).

b) Reflects the elimination of the signing bonuses paid to key executives upon completion of the Acquisition, the cost of which are included in results of operations for the period. Such bonuses are non-recurring in nature and not reflective of the results of operations on a pro forma basis.

c) Reflects elimination of the management fee historically charged by MGM MIRAGE for certain corporate functions and for the use of the Golden Nugget name and related trademark. In connection with the Acquisition, Poster Financial Group acquired the rights to the Golden Nugget name and related trademarks; no fee for their use (or amortization of the cost basis) will be incurred. Also reflects the cost of the replacement of corporate functions previously provided by MGM MIRAGE, and which were included in the management fee, for a period of 22 days prior to the Acquisition (approximately $1.3 million on an annual basis).

d) Reflects for the period of 22 days, the net increase in base salaries and minimum bonuses for key executives of Poster Financial Group and of the Golden Nugget Group under employment contracts that became effective upon completion of the Acquisition ($555,000 on an annual basis).

e) The employment contracts also provide for annual incentive bonuses in the event that post-acquisition cumulative EBITDA (as defined) exceeds $30.0 million in 2004, $60.0 million in 2005 and $90.0 million in 2006. The adjustment of $102,000 represents that portion of an accrual that would have been recorded in the first 22 days of the fiscal quarter, prior to closing of the Acquisition.

f) Reflects for a period of 22 days the elimination of (i) allocations for certain customer service offices and other MGM MIRAGE programs that were not part of the Acquisition ($13,000 for the period) and (ii) rent expense for slot equipment leased from an affiliate, and which were purchased in the Acquisition ($59,000 for the period).

g) Reflects a net increase in depreciation expense and amortization of an intangible asset for the players club, resulting from the impact of purchase price adjustments.

h) Reflects the elimination of interest earned on funds placed in escrow, pending completion of the Acquisition.

i) To eliminate 22 days of inter-company interest on the note payable to MGM MIRAGE, which note is no longer an obligation of the Golden Nugget Group upon the closing of the Acquisition.

j) The Senior Notes were outstanding for the entire quarter. The accompanying adjustment reflects an increase in interest expense, assuming that the $20.0 million term loan taken under the senior credit facility (upon closing of the Acquisition) was drawn as of January 1, 2004.

k) Reflects elimination of income tax expense for earnings during the period prior to the Acquisition. PB Gaming has elected to be treated as a Subchapter S corporation and has elected to have each of Poster Financial Group, GNLV and GNL treated as a qualified Subchapter S subsidiary for federal income tax purposes. As a result, the owners of PB Gaming will be taxed on the income of PB Gaming, Poster Financial Group and the Golden Nugget Group at a personal level and PB Gaming, Poster Financial Group and the Golden Nugget Group generally will not be subject to federal income taxation at the corporate level.


Notes to Table 2 for 2003 Amounts

l) Reflects elimination of the management fee historically charged by MGM MIRAGE for certain corporate functions and for the use of the Golden Nugget name and related trademark. In connection with the Acquisition, Poster Financial Group acquired the rights to the Golden Nugget name and related trademarks; no fee for their use (or amortization of the cost basis) will be incurred. Also reflects the cost of the replacement of corporate functions previously provided by MGM MIRAGE, and which were included in the management fee (approximately $1.3 million on an annual basis).

m) Reflects the net increase ($139,000 on a quarterly basis) in base salaries and minimum bonuses for key executives of Poster Financial Group and of the Golden Nugget Group under employment contracts that became effective upon completion of the Acquisition.

n) The employment contracts also provide for annual incentive bonuses in the event that post-acquisition cumulative EBITDA (as defined) exceeds $30.0 million in 2004, $60.0 million in 2005 and $90.0 million in 2006. The adjustment of $422,000 represents the quarterly accrual that would have been recorded as pro forma expense because the 2004 target EBITDA was achieved on a pro forma basis for the year ended December 31, 2003.

o) Reflects the elimination of (i) allocations for certain customer service offices and other MGM MIRAGE programs that were not part of the Acquisition ($110,000 per quarter) and (ii) rent expense for slot equipment leased from an affiliate, and which were purchased in the Acquisition ($315,000 and $658,000 for the three month and six month period ended June 30, 2003, respectively).

p) Reflects a net decrease in depreciation expense and amortization of an intangible asset for the players club, resulting from the impact of purchase price adjustments.

q) Reflects an increase in interest expense for the Senior Notes and the draw of the term loan under the senior credit facility, including amortization of deferred financing costs.

r) To eliminate inter-company interest on the note payable to MGM MIRAGE, which note is no longer an obligation of the Company upon the Acquisition.

s) PB Gaming has elected to be treated as a Subchapter S corporation and has elected to have each of Poster Financial Group, GNLV and GNL treated as a qualified Subchapter S subsidiary for federal income tax purposes. As a result, the owners of PB Gaming will be taxed on the income of PB Gaming, Poster Financial Group and the Golden Nugget Group at a personal level and PB Gaming, Poster Financial Group and the Golden Nugget Group generally will not be subject to federal income taxation at the corporate level.

Table 3

Reconciliation of Net Income to EBITDA

EBITDA consists of net income plus (i) interest expense, (ii) income tax provision (or less income tax benefit), and (iii) depreciation and amortization expense. EBITDA is presented as a measure of operating performance because we believe analysts, investors and others frequently use it in the evaluation of companies in our industry, in particular for the ability of a company to meet its debt service requirements. Other companies in our industry may calculate EBITDA differently, particularly as it relates to non-recurring, unusual items.

EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity, as an alternative to net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP.

The following table provides a reconciliation of net income (loss) to EBITDA (dollars in thousands):


                                     Pro Forma                Pro Forma
                               For the Fiscal Quarter    For the Six Months
                                   Ended June 30,          Ended June 30,
                               ------------------------- ----------------------
                                  2003          2004       2003        2004
                               ----------- ------------- ---------- -----------

Net income                        $   262       $    74   $  4,833    $  6,901
Interest expense                    4,033         4,206      8,064       8,223
Income taxes                            -             -          -           -
Depreciation and amortization       3,255         4,312      6,496       7,553
                               ----------- ------------- ---------- -----------
EBITDA                             $7,550        $8,592    $19,393     $22,677
                               =========== ============= ========== ===========





Contacts

Poster Financial Group and
Golden Nugget Hotels and Casinos
Dawn Prendes, 702-386-8187
dprendes@goldennugget.com